UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 19, 2010, VeriSign, Inc. (the “Company”) entered into an acquisition agreement (the “Agreement”) with Symantec Corporation, a Delaware corporation (the “Purchaser”) for the sale of the Company’s Authentication Services business through the transfer of a combination of assets, certain subsidiaries of the Company (the “Transferred Subsidiaries”) and the Company’s shares of VeriSign Japan KK for a cash purchase price of $1.28 billion, subject to a limited working capital adjustment and an adjustment based upon the amount of net cash held by the Transferred Subsidiaries at closing. The Transferred Subsidiaries include GeoTrust, Inc., Thawte, Inc., Thawte Technologies, Inc., VeriSign Canada Limited, VeriSign Sweden AB, VeriSign Australia Pty Ltd, VeriSign UK Ltd, and EMBP 455, LLC.

The Authentication Services business is comprised of Business Authentication Services and User Authentication Services. Business Authentication Services enable enterprises and Internet merchants to implement and operate secure networks and websites that utilize Secure Socket Layer, or SSL, protocol. Business Authentication Services provide customers the means to authenticate themselves to their end users and website visitors and to encrypt transactions and communications between client browsers and Web servers. User Authentication Services include identity protection services, fraud detection services, and managed public key infrastructure, or PKI, services. User Authentication Services are intended to help enterprises secure intranets, extranets and other applications and devices, and provide authentication credentials. The Company will retain and continue to operate all of its businesses other than the Authentication Services business, including its Naming Services business.

Closing of the transaction is subject to the fulfillment or waiver of certain conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, regulatory approval from certain foreign jurisdictions in which the Authentication Services business operates and other customary closing conditions.

The assets to be transferred to the Purchaser generally include those assets that are used in the operation of the Authentication Services business, including (1) certain contracts of the Authentication Services business, including leases for real property in various jurisdictions, (2) certain accounts receivable and prepaid expenses of the Authentication Services business, (3) certain office furniture, computers and other equipment used in the Authentication Services business, (4) ownership of or the right to use certain trademarks and other intellectual property used or held for use in the conduct of the Authentication Services business and (5) certain claims, causes of action and rights relating to the Authentication Services business. Under the Agreement, the real property owned by the Company at its Mountain View, California facility will also be transferred to the Purchaser through the sale of the wholly owned subsidiary that owns this property. With respect to intellectual property, to the extent that the transferred assets include assets that are used in both the Authentication Business and the businesses to be retained by the Company, the Purchaser will license back such assets to the Company for use in the retained businesses.

The liabilities to be assumed by the Purchaser at closing generally include all liabilities of the Authentication Services business, including with respect to the leases for real property being transferred with the Authentication Services business, whether arising before or after closing, other than certain specified liabilities of the Authentication Services business which the Company has agreed to retain, including with respect to certain employee-related matters, certain patent-related litigation and certain potential environmental liabilities at the Mountain View facility.

The Purchaser will acquire all trademarks primarily used in the Authentication Services business (including the Company’s checkmark logo and the Geotrust and thawte brand names). The Company will retain the name “VeriSign” but will grant the Purchaser a four-year license to use the name in connection with the Authentication Services business. The VeriSign.com website will be operated by the Purchaser for a period of five years following the closing, subject to certain rights of the Company (including the right to include links to sub-domains operated by the Company). If a change in control of the Company occurs within four years following the closing, the Company will be prohibited from using the VeriSign name other than in connection with the businesses operated by the Company at the time of the change in control. If such a change in control occurs and, during the four-year period thereafter, the Company or its successor breaches such use limitations and fails to cure such breach after 60 days’ notice, then the Purchaser will be granted exclusive use of the VeriSign name in all fields and ownership of the VeriSign.com website will be transferred to the Purchaser in perpetuity.

The Purchaser will also make offers of employment to certain employees of the Company who are currently employed in connection with the Authentication Services business, and certain employees of the Transferred Subsidiaries will transfer with the Authentication Services business. The terms of employment for such employees are subject to certain minimum conditions agreed to by the Company and the Purchaser.

Both the Company and the Purchaser have agreed to indemnify the other party against certain losses, subject to certain limitations. In addition, the Company and the Purchaser have agreed to a mutual non-competition covenant for a period of four years from closing and have agreed not to solicit employees of the other for a period of one year from closing. Simultaneously with the closing of the transaction, the Company and the Purchaser also will enter into a number of additional ancillary agreements, including a transition services agreement, a website services agreement, several license agreements and various commercial agreements.

The Agreement also contains customary termination rights. These include, subject to certain conditions, termination by (i) mutual consent of the Company and the Purchaser; (ii) either party if the transaction has not closed by October 31, 2010; and (iii) either party if a condition to such party’s obligation to complete the transaction becomes reasonably incapable of being fulfilled by October 31, 2010.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

In connection with the sale of the Authentication Services business discussed under Item 1.01 of this Current Report on Form 8-K, the Company announced on May 19, 2010, that it plans to eliminate some positions that will not move to the Purchaser and that will not be required for its future operations (the “Plan”). The Plan is contingent upon the closing of the sale of the Authentication Services business. Under the Plan, the Company expects to incur cash and non-cash charges related to employee termination costs and excess facility exit costs. The Company expects that such costs will be incurred beginning in the third quarter of 2010 and will be substantially completed by the end of 2011.

The Company’s analysis is preliminary and therefore is subject to change. The Company will announce further details as these Plan initiatives are finalized. At this time, the Company is not able, in good faith, to make a determination of the estimated amount or range of amounts to be incurred for each major type of cost or for the Plan in the aggregate, nor the charges and future cash expenditures associated therewith. The Company will file an amendment to this report upon the determination of such amounts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: May 25, 2010	By:	/S/ RICHARD H. GOSHORN
Richard H. Goshorn Senior Vice President, General Counsel and Secretary